Exhibit 4.3

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE FEBRUARY 11, 2025.”

“THIS WARRANT AND THE SECURITIES DELIVERABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES UNLESS THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND THE APPLICABLE SECURITIES LAW OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. “UNITED STATES” IS AS DEFINED BY REGULATION S UNDER THE U.S. SECURITIES ACT.”

WARRANT NO.: 2024[       ]

THIS WARRANT IS NON-TRANSFERABLE AND WILL BE VOID AND OF NO VALUE UNLESS
EXERCISED WITHIN THE LIMITS HEREIN PROVIDED

DIRECT COMMUNICATION SOLUTIONS, INC.

(a Delaware Company)

[      ] Warrants (each, a “Warrant”) for

the purchase of up to [      ] shares of common stock (each, a “Common Share”)

THIS IS TO CERTIFY THAT, for value received [      ] of [      ] (the “Holder”) is entitled to subscribe for and purchase the number shown above of fully paid and non-assessable Common Shares (the “Warrant Shares”) of Direct Communication Solutions, Inc. (the “Company”). Each Warrant is exercisable until October 10, 2026 for the purchase of one (1) Warrant Share of the Company at the price of CDN$3.20 (US$2.36) (each, a “Warrant Share”).

The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional Warrant Share), by surrender of this Warrant at the office of the Company’s Registered Office at 17150 Via Del Campo, Ste C, San Diego, CA 92127 USA or 3664 Kingsway, Suite 300, Vancouver, BC V5R 5W2, during its normal business hours, together with the subscription form (the “Subscription Form”) attached hereto completed and signed by the Holder and a certified cheque or bank draft, in Canadian funds, payable to the Company in payment of the amount equal to the purchase price for the number of Warrant Shares subscribed for (the “Exercise Price”). Upon the exercise of the rights represented by this Warrant and payment of the Exercise Price in accordance with the terms hereof, the Warrant Shares for which the Holder has subscribed and purchased shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of such shares on the date of such exercise and payment.

In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder at the address set forth on the Subscription Form within a reasonable time, not exceeding 3 business days after the rights represented by this Warrant have been duly exercised and, unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant has not been exercised shall also be issued to the Holder within such time.

The Company covenants and agrees that, providing payment of the Exercise Price is made in accordance with the terms hereof, the Warrant Shares which will be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free of all liens, charges and encumbrances; Provided that if this Warrant is endorsed with a hold period legend, and Warrant Shares are issued prior to the date in such legend, the certificate issued for the said Warrant Shares will be impressed with the same legend. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of Common Shares to provide for the exercise of the rights represented by this Warrant.

THE FOLLOWING ARE THE TERMS AND CONDITIONS
REFERRED TO IN THIS WARRANT

1. In case the Company shall at any time subdivide its outstanding Common Shares into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of subdivided Warrant Shares entitled to be purchased proportionately increased, and conversely, in case the outstanding Common Shares of the Company shall be consolidated into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of consolidated Warrant Shares entitled to be purchased hereunder shall be proportionately decreased.

2. If any capital reorganization or reclassification of the capital stock of the Company, or the merger, amalgamation or arrangement of the Company with another corporation shall be effected, then as a condition of such reorganization, reclassification, merger, amalgamation or arrangement, adequate provision shall be made whereby the holder hereof shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the Warrant Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such shares of stock, or other securities as may be issued with respect to or in exchange for such number of outstanding Common Shares of the Company equal to the number of Warrant Shares purchasable and receivable upon the exercise of this Warrant had such reorganization, reclassification, merger, amalgamation or arrangement not taken place. The Company shall not effect any merger, amalgamation or arrangement unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such merger, amalgamation or arrangement assumes by written instrument executed and mailed or delivered to the holder of this Warrant the obligation to deliver to such holder such shares of stock or securities in accordance with the foregoing provisions as such holder may be entitled to purchase.

3.	In case at any time while this Warrant is outstanding:

(a)	the Company shall pay any dividend payable in stock upon its Common Shares or make any distribution to the holders of its Common Shares;

(b)	the Company shall offer for subscription pro rata to the holders of its Common Shares any additional shares of stock of any class or other rights;

(c)	there shall be any subdivision, consolidation, capital reorganization, or reclassification of the capital stock of the Company, or merger, amalgamation or arrangement of the Company with, or sale of all or substantially all of its assets to, another corporation; or

(d)	there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in any one or more of such cases, the Company shall give to the Holder, at least twenty days’ prior notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or for determining rights to vote with respect to such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, dissolution, liquidation or winding-up and in the case of any such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up, at least twenty days’ prior notice of the date when the same shall take place. Such notice shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares of the Company shall be entitled thereto, and such notice shall also specify the date on which the holders of Common Shares of the Company shall be entitled to exchange their Common Shares for securities or other property deliverable upon such subdivision, consolidation, reorganization, reclassification, merger, amalgamation, arrangement, sale, dissolution, liquidation or winding-up as the case may be.

4. As used herein, the term “Common Shares” shall mean and include the Company’s presently authorized shares of common stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Company.

5. This Warrant shall not entitle the Holder to any rights as a shareholder of the Company, including without limitation, voting rights, except that the Company shall concurrently furnish to the Holder a copy of all notices which are furnished to holders of the Common Shares.

6. This Warrant and all rights hereunder are non-transferable.

7. This Warrant is exchangeable upon its surrender by the Holder at an office of the Company for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of Warrant Shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of Warrant Shares as shall be designated by the Holder at the time of such surrender.

8. Any notice or other communication required to be given by the Company under this Warrant, whether to the Holder or otherwise, shall be in writing delivered to the Holder’s address as indicated previously.

Any notice or other communication so given shall be deemed to have been given and received when delivered, if delivered, and upon transmission, if faxed, and if the date of such transmission is not a business day, on the next ensuing business day.

9. Time is of the essence hereof.

10. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, U.S.A.

DIRECT COMMUNICATION SOLUTIONS, INC., intending to be contractually bound, has caused this Warrant to be signed by its duly authorized officer, and this Warrant to be dated October 10, 2024.

DIRECT COMMUNICATION SOLUTIONS, INC.

By:	/s/ Chris Bursey
Per:	Authorized Signatory
Chris Bursey CEO

EXERCISE FORM

TO:	Direct Communication Solutions, Inc.

17150 Via Del Campo, Ste C
San Diego, CA 92127
Attention: Konstantin Lichtenwald, CFO

(1)	The undersigned holder of the within Warrant Certificate hereby subscribes for ________________ shares (“Shares”) of the Company (or such number of Shares or other securities or property to which such subscription entitles him or her in lieu thereof or in addition thereto under the provisions of the Warrant Terms and Conditions mentioned in the attached Warrant Certificate) at the price determined under, and on the terms specified in, the Warrant Certificate and Warrant Terms and Conditions and encloses herewith a bank draft, certified cheque or money order payable at par to or to the order of the Company in payment therefor.

(2)	The undersigned hereby irrevocably directs that the said Shares be issued and delivered as follows. [Notice to Holders: Shares to be held through a Registered Retirement Savings Plan should be sent directly to the trustee of the plan directly from the Company or such shares will not qualify for inclusion in such a plan.]

Address(es)*
Name(s) in Full	(Include Postal Code)	Number(s) of Shares

*	Certificates representing Shares will not be registered or delivered to an address in the United States unless Box B or C below is checked.

(3)	The undersigned represents, warrants and certifies as follows (one (only) of the following must be checked):

A.	☐	The undersigned holder (i) at the time of exercise of this Warrant is not in the United States, as defined in Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and (ii) is not exercising this Warrant on behalf of a person in the United States; and (iii) did not execute or deliver this Exercise Form in the United States.

B.	☐	The holder is a U.S. Purchaser that is an Accredited Investor and is exercising the Warrants on its own behalf and not for the account or benefit of any other person.

C.	☐	The undersigned holder has delivered to the Company an opinion of counsel (which will not be sufficient unless it is satisfactory to the Company) to the effect that an exemption from the registration requirements of the Securities Act and applicable state securities laws is available.

The undersigned holder understands that unless Box A above is checked, the certificate representing the Shares will bear a legend restricting transfer without registration under the Securities Act and applicable state securities laws unless an exemption from registration is available.

The undersigned holder understands that even if Box B above is checked, this Warrant may not be exercised by a holder in the United States and no Shares shall be issued to a holder in the United States unless the Shares are registered under the Securities Act and the securities laws of all applicable states of the United States or an exemption from such registration requirements is available.

If Box C is checked, any opinion tendered must be satisfactory to the Company and the Transfer Agent. Holders planning to deliver an opinion of counsel in connection with the exercise of Warrants should contact the Company in advance to determine whether any opinions to be tendered will be acceptable to the Company.

The undersigned holder understands that if the Shares are to be issued to a person or persons other than the undersigned holder, then the undersigned holder must provide signed documentation authorizing the issuance of the Shares to a person or persons other than the undersigned holder and the signature of the undersigned holder must be signature guaranteed by a Chartered bank or medallion guaranteed by a member of a recognized medallion guarantee program.

(Please print full name in which Share certificates are to be issued. If any Shares are to be issued to a person or persons other than the Warrantholder, the Warrantholder must pay to the Transfer Agent all eligible transfer taxes or other government charges.)

Terms not defined herein shall have the same meanings ascribed to them in the Warrant Certificate and the Warrant Terms and Conditions.

DATED this ______________ of ___________________________, ______________.

Signature Guaranteed by:	Signature of Subscriber*

Name of Subscriber

Address of Subscriber (include postal code)

*	This signature must correspond exactly with the name appearing on the registration panel.

☐	Please check box if the Share certificates are to be delivered at the office where this Warrant Certificate is surrendered, failing which the certificates will be mailed.

THE RIGHT TO PURCHASE SHARES UNDER THIS WARRANT EXPIRES AT THE CLOSE OF BUSINESS VANCOUVER TIME AT THE PLACE OF EXERCISE ON OCTOBER 10, 2026, IN ACCORDANCE WITH THE TERMS OF THIS WARRANT.

5